Exhibit 99.1

DATE: August 12, 2005

From:

Safety Products Holdings, Inc. and Norcross Safety Products L.L.C.

2211 York Road

Oak Brook, IL  60523

Contact:

David F. Myers, Jr.

(630) 572-5715

FOR IMMEDIATE RELEASE

SAFETY PRODUCTS HOLDINGS, INC. AND NORCROSS SAFETY PRODUCTS L.L.C.
ANNOUNCE SECOND QUARTER 2005 RESULTS

OAK BROOK, IL August 12, 2005 — Safety Products Holdings, Inc. (“Holdings”), as successor to NSP Holdings L.L.C. (“NSP Holdings”), and Norcross Safety Products L.L.C. (“NSP” and collectively with NSP Holdings, the “Company”), today announced results for the second quarter ended July 2, 2005.  The following discussion presents results for both NSP and the Company where the results between the two differ.  On July 19, 2005, Holdings and NSP completed the transaction under which Holdings acquired all of the outstanding membership units of NSP and assumed and succeeded to all of the obligations of NSP Holdings under NSP Holdings’ and NSP Holdings Capital Corp.’s outstanding $100.0 million 11¾% senior pay in kind notes due 2012 and the indenture governing such notes (the “Acquisition”).

For the second quarter 2005, net sales of the Company were $118.8 million compared to $107.0 million in the second quarter 2004. Income from operations was $16.0 million and $12.2 million for NSP and $15.8 million and $12.0 million for the Company for the three months ended July 2, 2005 and July 3, 2004, respectively.  Earning before interest, taxes, depreciation, and amortization (EBITDA) increased to $18.3 million from $15.1 million in the second quarter of 2004 for NSP, and increased to $18.1 million from $14.9 million in the second quarter of 2004 for the Company.

The Company’s net sales increase of $11.8 million, or 11.1%, was attributable to increased net sales in each of our three operating segments. In our general industrial segment, the net sales increase of $6.4 million, or 8.5%, reflects a combination of the following: overall organic growth in Canada, Europe, and South Africa, favorable exchange rates, and lower overall net sales in the United States, as strong overall market demand was offset by a decrease in government contract shipments. In our fire service segment, net sales increased $2.7 million, or 14.2%, reflecting strong market demand. In our utility/high voltage segment, net sales increased $2.7 million, or 21.8%, primarily driven by strong market demand and new product penetration.

The Company’s gross profit increased by $7.0 million, or 18.3%, primarily due to the increase in net sales and improved margin performance. Gross profit margin of 38.2% in the second quarter of 2005 was favorable to the 35.9% gross profit margin in the prior-year quarter.

In the second quarter 2005, income from operations increased $3.8 million, or 30.9% for NSP and $3.8 million, or 32.0% for the Company. In our general industrial segment, income from operations increased by $1.2 million, or 14.3%, primarily due to higher net sales. In our fire service segment, income from operations increased by $0.5 million, or 13.9%, primarily due to the increase in net sales. In our utility/high voltage segment, income from operations increased by $1.7 million, or 70.7%, primarily due to higher net sales and improved manufacturing performance. Excluding the $0.6 million of expenses associated with exploring strategic alternatives during the second quarter of 2004, corporate expenses increased $0.2 million for NSP and $0.1 million for the Company, with both increases driven by higher payroll and administrative expenses including costs associated with public reporting and Sarbanes-Oxley Act related compliance requirements.

For the first six months of 2005, net sales of the Company were $239.3 million compared to $216.1 million in the first six months of 2004. Income from operations was $31.6 million and $26.7 million for NSP and $31.3 and $26.3 for the Company for the six months ended July 2, 2005 and July 3, 2004, respectively.  EBITDA increased to $36.3 million from $32.0 million for the first six months of 2004 for NSP, and increased to $36.1 million from $31.7 million for the first six months of 2004 for the Company.

The Company’s net sales increase of $23.2 million, or 10.7%, was attributable to increased net sales in each of our three operating segments. In our general industrial segment, the net sales increase of $13.2 million, or 8.7%, reflects a combination of the following: overall organic growth in Canada, Europe, and South Africa, favorable exchange rates, and lower overall net sales in the United States, as strong overall market demand was offset by a decrease in government contract shipments. In our fire service segment, net sales increased $5.4 million, or 13.7%, reflecting strong market demand. In our utility/high voltage segment, net sales increased $4.6 million, or 18.6%, primarily driven by strong market demand and new product penetration.

The Company’s gross profit increased by $11.5 million, or 14.6%, primarily due to the increase in net sales and improved margin performance. Gross profit margin of 37.7% in the first six months of 2005 was favorable to the 36.4% in the prior year period.

In first six months of 2005, income from operations increased $4.9 million, or 18.3% for NSP and $5.0 million, or 18.9% for the Company. In our general industrial segment, income from operations increased by $1.0 million, or 6.0%, primarily due to higher net sales. In our fire service segment, income from operations increased by $0.9 million, or 12.4%, primarily due to the increase in net sales. In our utility/high voltage segment, income from operations increased by $2.7 million, or 52.2%, primarily due to higher net sales and improved manufacturing performance. Excluding the $0.6 million of expenses associated with exploring strategic alternatives during the first six months of 2004, corporate expenses increased $0.4 million for NSP and $0.3 million for the Company, with both increases driven by higher payroll and administrative expenses including costs associated with public reporting and Sarbanes-Oxley Act related compliance requirements.

As of July 2, 2005, NSP and the Company had working capital of $134.9 million and $168.8 million and cash of $29.3 million and $63.5 million, respectively. The Company’s capital expenditures were $3.5 million in the first six months of 2005 and $2.6 million in the first six months of 2004.

The following table reconciles net income to EBITDA for NSP:

	Three Months Ended		Six Months Ended
	July 3, 2004	July 2, 2005	July 3, 2004	July 2, 2005
Net income	$5,244	$7,901	$12,571	$16,193
Add:
Interest expense, net	5,631	5,517	11,232	10,866
Income tax expense	1,243	2,093	2,276	3,667
Depreciation and amortization	2,953	2,747	5,932	5,594
EBITDA (1)	15,071	18,258	32,011	36,320
Add:
Strategic alternatives	613	—	613	—
Loss on the sale of property, plant and equipment	384	—	384	—
Adjusted EBITDA (1)	$16,068	$18,258	$33,008	$36,320

The following table reconciles net income to EBITDA for the Company:

	Three Months Ended		Six Months Ended
	July 3, 2004	July 2, 2005	July 3, 2004	July 2, 2005
Net income	$1,670	$2,712	$5,536	$5,906
Add:
Interest expense, net	8,935	10,535	17,841	20,828
Income tax expense	1,323	2,153	2,359	3,757
Depreciation and amortization	2,953	2,747	5,932	5,594
EBITDA (1)	14,881	18,147	31,668	36,085
Add:
Strategic alternatives	613	—	613	—
Loss on the sale of property, plant and equipment	384	—	384	—
Adjusted EBITDA (1)	$15,878	$18,147	$32,665	$36,085

(1)          EBITDA and Adjusted EBITDA do not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by accounting principles generally accepted in the United States (GAAP), and NSP’s and the Company’s calculations thereof may not be comparable to that reported by other companies. EBITDA and Adjusted EBITDA are calculated above as it is a basis upon which NSP and the Company assesses their liquidity position and because we believe that they present useful information to investors regarding a company’s ability to service and/or incur indebtedness. This belief is based on NSP’s and the Company’s negotiations with its lenders who have indicated that the amount of indebtedness it will be permitted to incur will be based, in part, on measures similar to their EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA do not take into account NSP’s and the Company’s working capital requirements, debt service requirements and other commitments and, accordingly, are not necessarily indicative of amounts that may be available for discretionary use.

We are a leading designer, manufacturer and marketer of branded products in the personal protection equipment industry. We manufacture and market a full line of personal protection equipment for workers in the general industrial, fire service and utility/high voltage industries. We sell products under trusted, long-standing and well-recognized brand names, including North, Morning Pride, Ranger, Servus, Pro-Warrington and Salisbury. Our broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, bunker gear and linemen equipment.

We have scheduled a conference call to discuss our financial results on Monday, August 15 at 11:30 a.m. EDT.  The call in number is (800) 837-5458.  A recording of the conference call will be available for 72 hours after the completion of the call.  The recording can be accessed by dialing (800) 633-8284 and entering reservation number 21257904.

This press release contains forward-looking information.  These statements reflect management’s expectations, estimates, and assumptions, based on information available at the time of the statement.  Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations.  The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intent,” “likely,” “will,” “should,” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements.  Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to:  (i) our high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting us or our product offerings; (iii) the impact of governmental spending; (iv) our ability to retain existing customers, maintain key supplier status with those customers with which we have achieved such status and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management; (vii) acceptance by consumers of new products we develop or acquire; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms.   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

Norcross Safety Products L.L.C.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three months ended		Six months ended
	July 3,	July 2,	July 3,	July 2,
	2004	2005	2004	2005
Net sales	$107,005	$118,845	$216,078	$239,268
Cost of goods sold	68,625	73,457	137,332	149,059
Gross profit	38,380	45,388	78,746	90,209
Operating expenses:
Selling	10,422	11,697	20,826	23,554
Distribution	5,527	6,346	10,895	12,620
General and administrative	9,506	11,250	19,474	22,193
Amortization of intangibles	124	141	250	283
Strategic alternatives	613	—	613	—
Total operating expenses	26,192	29,434	52,058	58,650
Income from operations	12,188	15,954	26,688	31,559
Other expense (income):
Interest expense	5,660	5,682	11,296	11,281
Interest income	(29)	(165)	(64)	(415)
Other, net	59	436	593	822
Income before income taxes and minority interest	6,498	10,001	14,863	19,871
Income tax expense	1,243	2,093	2,276	3,667
Minority interest	11	7	16	11
Net income	$5,244	$7,901	$12,571	$16,193

Norcross Safety Products L.L.C.

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	December 31, 2004	July 2, 2005
Assets
Current assets:
Cash and cash equivalents	$35,731	$29,344
Accounts receivable, less allowance of $2,063 and $2,212 in 2004 and 2005, respectively	61,167	67,754
Inventories	82,532	84,263
Deferred income taxes	60	61
Prepaid expenses and other current assets	3,183	2,978
Total current assets	182,673	184,400
Property, plant, and equipment, net	51,809	48,078
Deferred financing costs, net	9,394	8,472
Goodwill, net	132,662	131,842
Other intangible assets, net	6,256	5,895
Other noncurrent assets	5,689	5,657
Total assets	$388,483	$384,344

Liabilities and member’s equity
Current liabilities:
Accounts payable	$17,871	$19,036
Accrued expenses	28,127	27,989
Current maturities of long-term obligations	15,252	2,443
Total current liabilities	61,250	49,468
Pension, post-retirement and deferred compensation	22,923	22,822
Long-term obligations	238,314	237,536
Other noncurrent liabilities	1,653	1,625
Deferred income taxes	4,799	4,647
Minority interest	142	146
	267,831	266,776
Member’s equity:
Contributed capital	116,060	116,060
Accumulated deficit	(42,447)	(26,263)
Due from NSP Holdings L.L.C.	(17,740)	(18,162)
Accumulated other comprehensive income (loss)	3,529	(3,535)
Total member’s equity	59,402	68,100
Total liabilities and member’s equity	$388,483	$384,344

Norcross Safety Products L.L.C.

Consolidated Statements of Cash Flows

(Amounts in Thousands) (Unaudited)

	Six Months Ended
	July 3, 2004	July 2, 2005
Operating activities
Net income	$12,571	$16,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,682	5,311
Amortization of intangibles	250	283
Amortization of deferred financing costs	883	922
Amortization of original issue discount	45	50
Loss on sale of property, plant, and equipment	384	—
Deferred income taxes	(40)	(153)
Minority interest	16	11
Changes in operating assets and liabilities:
Accounts receivable	(10,866)	(6,587)
Inventories	(3,808)	(1,731)
Prepaid expenses and other current assets	(29)	222
Other noncurrent assets	103	(219)
Accounts payable	1,968	1,165
Accrued expenses	(1,299)	(138)
Pension, postretirement and deferred compensation	1,288	(101)
Other noncurrent liabilities	(26)	(28)
Other	13	12
Net cash provided by operating activities	7,135	15,212

Investing activities
Purchase of businesses, net of cash acquired	(235)	(605)
Purchases of property, plant, and equipment	(2,614)	(3,478)
Proceeds from sale of property, plant, and equipment	480	—
Due from NSP Holdings L.L.C.	(459)	—
Net cash used in investing activities	(2,828)	(4,083)

Financing activities
Payments of debt	(1,307)	(13,637)
Due from NSP Holdings L.L.C.	—	(422)
Dividends to NSP Holdings L.L.C.	(1,192)	(9)
Net cash used in financing activities	(2,499)	(14,068)
Effect of exchange rate changes on cash	(436)	(3,448)
Net increase (decrease) in cash and cash equivalents	1,372	(6,387)
Cash and cash equivalents at beginning of period	16,341	35,731
Cash and cash equivalents at end of period	$17,713	$29,344

NSP Holdings L.L.C.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three months ended		Six months ended
	July 3,	July 2,	July 3,	July 2,
	2004	2005	2004	2005
Net sales	$107,005	$118,845	$216,078	$239,268
Cost of goods sold	68,625	73,457	137,332	149,059
Gross profit	38,380	45,388	78,746	90,209
Operating expenses:
Selling	10,422	11,697	20,826	23,554
Distribution	5,527	6,346	10,895	12,620
General and administrative	9,696	11,361	19,817	22,428
Amortization of intangibles	124	141	250	283
Strategic alternatives	613	—	613	—
Total operating expenses	26,382	29,545	52,401	58,885
Income from operations	11,998	15,843	26,345	31,324
Other expense (income):
Interest expense	8,964	10,936	17,905	21,657
Interest income	(29)	(401)	(64)	(829)
Other, net	59	436	593	822
Income before income taxes and minority interest	3,004	4,872	7,911	9,674
Income tax expense	1,323	2,153	2,359	3,757
Minority interest	11	7	16	11
Net income	$1,670	$2,712	$5,536	$5,906

NSP Holdings L.L.C.

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	December 31, 2004	July 2, 2005
Assets
Current assets:
Cash and cash equivalents	$35,731	$63,528
Accounts receivable, less allowance of $2,063 and $2,212 in 2004 and 2005, respectively	61,167	67,754
Inventories	82,532	84,263
Deferred income taxes	60	61
Prepaid expenses and other current assets	3,183	2,978
Total current assets	182,673	218,584
Property, plant, and equipment, net	51,809	48,078
Deferred financing costs, net	9,960	12,021
Goodwill, net	132,662	131,842
Other intangible assets, net	6,256	5,895
Other noncurrent assets	5,831	5,799
Total assets	$389,191	$422,219

Liabilities and members’ deficit
Current liabilities:
Accounts payable	$17,871	$19,036
Accrued expenses	29,024	28,305
Current maturities of long-term obligations	15,252	2,443
Total current liabilities	62,147	49,784
Pension, post-retirement and deferred compensation	22,923	22,822
Long-term obligations	238,314	343,284
Mandatorily redeemable preferred units	134,310	78,675
Other noncurrent liabilities	1,653	1,625
Deferred income taxes	4,799	4,647
Minority interest	142	146
	402,141	451,199

Members’ deficit:
Class E units	1	1
Common units:
Class A units	38,676	38,676
Class C units	188	188
Class D units	1,248	1,248
Accumulated deficit	(118,739)	(115,342)
Accumulated other comprehensive income (loss)	3,529	(3,535)
Total members’ deficit	(75,097)	(78,764)
Total liabilities and members’ deficit	$389,191	$422,219

NSP Holdings L.L.C.

Consolidated Statements of Cash Flows

(Amounts in Thousands) (Unaudited)

	Six Months Ended
	July 3,	July 2,
	2004	2005
Operating activities
Net income	$5,536	$5,906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,682	5,311
Amortization of intangibles	250	283
Amortization of deferred financing costs	883	1,185
Amortization of original issue discount	45	50
Loss on sale of property, plant, and equipment	384	—
Deferred income taxes	(40)	(153)
Minority interest	16	11
Noncash interest	6,588	10,113
Changes in operating assets and liabilities:
Accounts receivable	(10,866)	(6,587)
Inventories	(3,808)	(1,731)
Prepaid expenses and other current assets	(29)	222
Other noncurrent assets	103	(219)
Accounts payable	1,968	1,165
Accrued expenses	(1,312)	(717)
Pension, postretirement and deferred compensation	1,288	(101)
Other noncurrent liabilities	(26)	(28)
Other	13	10
Net cash provided by operating activities	6,675	14,720

Investing activities
Purchase of businesses, net of cash acquired	(235)	(605)
Purchases of property, plant, and equipment	(2,614)	(3,478)
Proceeds from sale of property, plant and equipment	480	—
Net cash used in investing activities	(2,369)	(4,083)

Financing activities
Payments for deferred financing costs	—	(3,246)
Proceeds from borrowings	—	100,000
Payments of debt	(1,331)	(13,637)
Proceeds from capital contributions	1	—
Distributions on preferred units	—	(60,000)
Distributions on common units	(1,192)	(2,509)
Net cash (used in) provided by financing activities	(2,522)	20,608
Effect of exchange rate changes on cash	(412)	(3,448)
Net increase in cash and cash equivalents	1,372	27,797
Cash and cash equivalents at beginning of period	16,341	35,731
Cash and cash equivalents at end of period	$17,713	$63,528